Exhibit 23.1



               Consent of Independent Certified Public Accountants



The Board of Directors
CoActive Marketing Group, Inc.


We hereby consent to incorporation by reference in the registration statements (No. 333-02392 on Form S-8 and Nos. 333-60157 and 333-31934 on Form S-3) of
CoActive Marketing Group, Inc. (formerly Inmark Enterprises, Inc.) filed with the Securities and Exchange Commission of our report dated May 30, 2002 on the consolidated financial statements and schedule of CoActive Marketing Group, Inc. and subsidiaries appearing in the Annual Report on Form 10-K as of and for the year ended March 31, 2002.



                                   /s/ BDO SEIDMAN, LLP
                                   ---------------------
                                   BDO SEIDMAN, LLP


Melville, New York
June  28 , 2002